Exhibit 3.1.11

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.	The name of the proposed corporation is East Coast Newspapers Inc. of South Carolina

2.	The initial registered office of the corporation is 75 Beattie Place, Two Shelter Centre,

Street Number

Greenville	Greenville	24601
City	County	Zip Code

and the initial registered agent at such address is CT Corporation System

3.	The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

a.	☒	If the corporation is authorized to issue a single class of shares, the total number of shares authorized is one hundred .

b.	☐	The corporation is authorized to issue more than one class of shares.

Class of Shares	Authorization No. of Each Class

The relative rights, preferences, and limitations of the shares of each class and of each series within a class, are as follows:

All are equal.

4.	The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated. (See 533-1-230(b)): N/A

5.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See 533-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

None.

6.	The name and address of each incorporator is as follows (only one is required):

Name	Address	Signature
Carl F. Muller	44 East Camperdown Way, Greenville, SC 29603	/s/Carl F. Muller
P. O. Box10207

7.	I, James M. Shoemaker, Jr. , an attorney licensed to practice in the State of South Caroline certify that the corporation to whose articles of incorporation this certificate is attached, has complied with the requirements of the Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date: 10/23/87		/s/ James M. Shoemaker, Jr.
(Signature)

James M. Shoemaker, Jr.
(Type or Print Name)

	Address:	44 East Camperdown Way, P.O. Box 10207
Greenville, SC 2960

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

Schedule of Fees – payable at the time of filing this document;

Fee for filing application – payable to Secretary of State

Filing Tax – payable to Secretary of State

Minimum license fee – payable to SC Tax Commission

THIS FORM MUST BE ACOMPANIED BY THE FIRST REPORT OF CORPORATIONS (See 512-19-20) AND A CHECK IN THE AMOUNT OF $25.00 PAYABLE TO THE SOUTH CAROLINE TAX COMMISSION

Form Approved by South Carolina
Secretary of State